UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 10, 2006

FORMFACTOR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-50307	13-3711155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7005 Southfront Road, Livermore, CA	94551
(Address of principal executive offices)	(Zip Code)

(925) 290-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2.):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.         Election of Directors.

FormFactor, Inc. announced that Lothar Maier, chief executive officer of Linear Technology Corporation, has been elected to the FormFactor Board of Directors effective as of November 10, 2006.  Mr. Maier will serve as a Class I director.  The FormFactor Board has not determined the committee memberships of Mr. Maier as of this filing.

As a member of the FormFactor Board, Mr. Maier will receive the compensation offered to non-employee directors, which includes an option to purchase 15,000 shares of the company’s common stock under the 2002 Equity Incentive Plan.  The option, which was granted to Mr. Maier on his election date of November 10th, has an exercise price of $38.78 per share (the closing price of the company’s common stock on the Nasdaq Global Market on November 10th) and vests over a one-year period in equal monthly installments.  Currently, non-employee directors also receive an annual retainer of $20,000 and a fee of $2,000 for each Board meeting attended.  Additional information regarding non-employee director compensation is set forth in the company’s 2006 Proxy Statement filed with the SEC on April 27, 2006, as amended by the company’s Form 8-K filed on May 24, 2006.  The company’s 2002 Equity Incentive Plan was filed with the SEC as Exhibit 10.06 to the company’s Form S-1 Registration Statement on June 10, 2003.

Mr. Maier has entered into the company’s form of indemnity agreement, which was filed with the SEC as Exhibit 10.01 to the company’s Form S-1 Registration Statement on May 28, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2006	FORMFACTOR, INC.

	By:	/s/ STUART L. MERKADEAU
Stuart L. Merkadeau
Senior Vice President,
General Counsel and Secretary